Exhibit 99.1

Shutterstock Reports Third Quarter 2015 Financial Results
Board Authorizes $100 Million Share Repurchase Program

Third Quarter 2015 Highlights:

•	Revenue increased 28% to $107.3 million

•	Adjusted EBITDA increased 11% to $19.6 million

•	Non-GAAP Net Income per Diluted Share increased 4% to $0.28

•	Paid downloads increased 22% and revenue per download increased 4%

•	Image collection expanded 49% to 63.7 million images and video collection expanded 60% to 3.3 million video clips

New York - November 5, 2015 - Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial imagery and music, today announced financial results for the third quarter ended September 30, 2015.

Founder and CEO Jon Oringer said “Shutterstock's strong third quarter results reflect the sustained operating performance we are delivering across our diverse platforms as both new and existing customers further recognize the value of our high quality content. Each side of our marketplace continues to grow consistently as we remain focused on delivering the best user experience to our customers and contributors. Expanding our product offerings and developing innovative technology solutions remains a priority to ensure that we can continually evolve to meet the needs of the creative community, while delivering significant financial growth."

THIRD QUARTER RESULTS

Revenue

Third quarter revenue of $107.3 million increased $23.5 million or 28% as compared to the third quarter of 2014, primarily due to a 22% increase in the number of paid downloads, mainly due to new customers, as well as from a 4% increase in revenue per download from growth in both on-demand offerings and enterprise sales.  Third quarter results also included contributions from PremiumBeat and Rex Features, which were acquired during the first quarter of 2015.  Excluding contributions from these acquired businesses and the impact of foreign currency, total Company revenue growth was approximately 25% in the third quarter.

Adjusted EBITDA

Adjusted EBITDA of $19.6 million increased $2.0 million or 11% as compared to the third quarter of 2014 as the 28% revenue growth was partially offset by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads.  Additionally, the third quarter of 2015 included higher personnel and marketing expenses to support growth, severance costs associated with executive management and operating costs from businesses acquired during the first quarter of 2015.  Excluding the contributions from these businesses, as well as severance costs associated with executive management and the impact of foreign currency, Adjusted EBITDA growth was approximately 27% in the third quarter as compared to the third quarter of 2014.  Adjusted EBITDA is defined as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

Net Income

Net income available to common stockholders of $4.1 million ($0.11 per diluted share) for the third quarter decreased as compared with $5.3 million ($0.15 per diluted share) in the third quarter a year ago as the improved operating performance was more than offset by an increase in non-cash equity-based compensation expense, changes to the fair value of contingent consideration, and amortization of acquisition related intangible assets.

Non-GAAP net income, which excludes the after tax impact of non-cash equity-based compensation, changes in fair value of contingent consideration related to acquisitions, and amortization of acquisition related intangible assets, was $10.1 million ($0.28 per diluted share) for the third quarter, an increase of 5% as compared to $9.6 million ($0.27 per diluted share) in the third quarter of 2014.

Cash

Free cash flow was $14.8 million for the third quarter, a decrease of $6.0 million from the third quarter of 2014, as the improved operating performance was more than offset by increased capital expenditures and content acquisitions as well as working capital fluctuations.  Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

The Company’s cash, cash equivalents and short term investments totaled $282.1 million at September 30, 2015 as compared to $288.3 million as of December 31, 2014, primarily reflecting the $59.4 million of cash generated from operations, which was more than offset by cash paid for acquisitions of approximately $65 million.  The Company generated $19.4 million of cash from operations in the third quarter of 2015, as compared to $22.7 million generated in the third quarter of 2014.

OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions, except revenue per download)		(in millions, except revenue per download)
Number of paid downloads	38.1	31.2	107.4	92.4
Revenue per download (1)	$2.76	$2.65	$2.83	$2.54
Images in our collection (end of period)	63.7	42.7	63.7	42.7
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2015 remain as follows:

Full Year 2015

•	Revenue of $425 - $430 million (29% - 31% growth)

•	Adjusted EBITDA of $82 - $85 million (16% - 20% growth)

•	Non-cash equity-based compensation expense of approximately $31 million

•	Effective tax rate of approximately 44%

•	Capital expenditures of approximately $17 million

STOCK REPURCHASE PROGRAM

The Company's Board of Directors approved a stock repurchase program, pursuant to which the Company is authorized to purchase up to $100 million of its common stock. The Company expects to fund repurchases through a combination of cash on hand, cash generated by operations and future financing transactions. Accordingly, the Company's stock repurchase program is subject to the Company having available cash to fund repurchases. Under the program, management is authorized to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

NON-GAAP FINANCIAL MEASURES

Shutterstock considers Adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for other (expense)/income, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation, the amortization of acquisition related intangible assets and changes in fair value of contingent consideration related to acquisitions; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with United States generally accepted accounting principles (GAAP) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, Adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

 A reconciliation of the differences between Adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its third quarter financial results during a teleconference today, November 5, 2015, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (877) 306-0077 or outside the U.S. at (678) 562-4243 with the conference ID# 50972839.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until November 12, 2015 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 50972839.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 80,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 65 million images and 3 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco and Silicon Valley, Shutterstock has customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world’s media; and WebDAM, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com, and follow Shutterstock on Twitter or Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to grow its two-sided marketplace, may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for commercial digital imagery and music; a decrease in repeat customer purchases or in content contributed to our online marketplace; our inability to successfully operate in a new and rapidly changing market and to evaluate our future prospects; competitive factors; assertions by third parties of infringement or other violations of intellectual property rights by Shutterstock; our inability to increase market awareness of Shutterstock and our services; Shutterstock’s inability to increase the percentage of its revenues that come from larger companies; our inability to continue expansion into international markets and the additional risks associated with operating internationally; failure to respond to technological changes or upgrade Shutterstock’s website and technology systems; general economic conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Niamh Hughes	Craig Felenstein
917 563 4991	212 598 9440
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue	$107,260	$83,730	$309,147	$236,745

Operating expenses:
Cost of revenue	44,512	33,260	126,582	94,419
Sales and marketing	27,393	21,122	79,927	60,890
Product development	10,827	9,870	31,700	26,922
General and administrative	16,441	10,265	44,949	27,816
Total operating expenses	99,173	74,517	283,158	210,047
Income from operations	8,087	9,213	25,989	26,698
Other expense, net	(767)	(373)	(3,386)	(327)
Income before income taxes	7,320	8,840	22,603	26,371
Provision for income taxes	3,217	3,562	9,920	11,315
Net income	$4,103	$5,278	$12,683	$15,056
Less:
Undistributed earnings to participating stockholder	—	9	2	30
Net income available to common stockholders	$4,103	$5,269	$12,681	$15,026

Net income per share available to common stockholders:
Basic	$0.11	$0.15	$0.35	$0.43
Diluted	$0.11	$0.15	$0.35	$0.42

Weighted average shares outstanding:
Basic	36,039,907	35,304,066	35,847,748	35,161,644
Diluted	36,270,044	35,931,454	36,269,067	35,883,202

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	September 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$229,607	$233,453
Short-term investments	52,491	54,844
Credit card receivables	3,941	2,451
Accounts receivable, net	25,631	15,251
Prepaid expenses and other current assets	12,355	12,141
Deferred tax assets, net	6,213	5,390
Total current assets	330,238	323,530
Property and equipment, net	29,877	26,744
Intangibles assets, net	30,818	4,934
Goodwill	52,170	10,186
Deferred tax assets, net	19,991	16,484
Other assets	1,913	1,899
Total assets	$465,007	$383,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,045	$5,334
Accrued expenses	27,962	24,982
Contributor royalties payable	17,614	11,933
Income taxes payable	993	91
Deferred revenue	94,314	75,789
Other liabilities	4,920	2,198
Total current liabilities	154,848	120,327
Deferred tax liability, net	4,025	—
Other non-current liabilities	13,234	12,017
Total liabilities	172,107	132,344
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 36,076 and 35,603 shares outstanding as of September 30, 2015 and December 31, 2014, respectively	360	356
Additional paid-in capital	206,811	174,821
Accumulated comprehensive loss	(3,839)	(629)
Retained earnings	89,568	76,885
Total stockholders’ equity	292,900	251,433
Total liabilities and stockholders’ equity	$465,007	$383,777

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except for share and per share information)
(Unaudited)
The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income	$4,103	$5,278	$12,683	$15,056
Add:
(a) Depreciation and amortization	3,869	2,125	10,363	5,757
(b) Write-off of property and equipment	—	—	—	367
(c) Non-cash equity-based compensation	7,683	6,335	22,771	15,728
(d) Other expense, net	767	373	3,386	327
(e) Provision for income taxes	3,217	3,562	9,920	11,315
Adjusted EBITDA (1)	$19,639	$17,673	$59,123	$48,550
Adjusted EBITDA per diluted common share	$0.54	$0.49	$1.63	$1.35

Weighted average diluted shares	36,270,044	35,931,454	36,269,067	35,883,202

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$4,103	$5,278	$12,683	$15,056
Add (net of tax effect):
(a) Non-cash equity-based compensation	4,933	4,192	14,652	10,473
(b) Acquisition related amortization expense	758	105	2,097	242
(c) Change in fair value of contingent consideration	342	44	913	69
Non-GAAP net income	$10,136	$9,619	$30,345	$25,840
Non-GAAP net income per diluted common share	$0.28	$0.27	$0.84	$0.72

Weighted average diluted shares	36,270,044	35,931,454	36,269,067	35,883,202

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$19,350	$22,712	$59,449	$59,499
Capital expenditures and content acquisition	(4,508)	(1,885)	(12,065)	(16,665)
Free cash flow	$14,842	$20,827	$47,384	$42,834

Adjusted EBITDA	$19,639	$17,673	$59,123	$48,550
Add/(less):
(a) Changes in operating assets and liabilities	5,842	11,722	17,570	36,200
(b) Provision for income taxes	(3,217)	(3,562)	(9,920)	(11,315)
(c) Deferred income taxes	(2,762)	(1,707)	(4,587)	(4,181)
(d) Tax benefit from exercise/vesting of equity awards	(41)	(1,503)	(1,741)	(10,224)
(e) Provision for doubtful accounts/chargeback/sales refund reserves	116	392	950	686
(f) Other expense, net	(767)	(373)	(3,386)	(327)
(g) Change in fair value of contingent consideration	540	70	1,440	110
Net cash provided by operating activities	$19,350	$22,712	$59,449	$59,499
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(1)  Earnings/(loss) before other income/(expense), income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

SHUTTERSTOCK, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in thousands)

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of revenue	$496	$336	$1,444	$953
Sales and marketing	1,364	819	4,110	2,689
Product development	1,743	1,805	5,863	4,529
General and administrative	4,080	3,375	11,354	7,557
Total	$7,683	$6,335	$22,771	$15,728

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of revenue	$402	$29	$1,070	$70
General and administrative	867	138	2,405	314
Total	$1,269	$167	$3,475	$384

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of revenue	$1,412	$1,135	$3,758	$3,138
General and administrative	1,188	823	3,130	2,235
Total	$2,600	$1,958	$6,888	$5,373

Historical Operating Metrics

	9/30/13	12/31/13	3/31/14	6/30/14	9/30/14	12/31/14	3/31/15	6/30/15	9/30/15
	(in millions, except revenue per download)
Number of paid downloads	25.4	28.0	29.7	31.5	31.2	33.5	33.4	35.9	38.1
Revenue per download (1)	$2.35	$2.43	$2.45	$2.52	$2.65	$2.69	$2.87	$2.85	$2.76
Images in collection (end of period)	29.7	32.2	35.4	38.8	42.7	46.8	51.6	57.2	63.7
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(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.